Exhibit 10.18



                                  $1,000,000.00


                       BRIDGE LOAN AND SECURITY AGREEMENT

                                  by and among

                               EP MEDSYSTEMS, INC.

                                 (the "Company")

                                       and

                    EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P.

                                  (a "Lender")

                                       and

                    EGS PRIVATE HEALTHCARE COUNTERPART, L.P.

                                  (a "Lender")





                                December 30, 2002

                       BRIDGE LOAN AND SECURITY AGREEMENT

         THIS BRIDGE LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of December 30, 2002 by and between EP MEDSYSTEMS, INC., a New Jersey corporation (the "Company"), and EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P., a Delaware limited partnership ("EGSP"), and EGS PRIVATE HEALTHCARE COUNTERPART, L.P., a Delaware limited partnership ("EGSC", and together with EGSP, the "Lenders" and each, a "Lender").

                                    RECITALS

         A. The Company desires to borrow funds from each Lender, and each Lender, severally, is willing to make a loan to the Company in the amounts, with respect to each Lender, set forth on Schedule I hereto, and on the terms and conditions set forth below.

         B. In consideration of each Lender's agreement to make a loan on the terms and condition set forth herein, the Company shall issue, and each Lender will receive, a Warrant to purchase, subject to a specific condition to vesting described therein, the number of shares of the Company's common stock, no par value, stated value $0.001 per share (the "Common Stock"), set forth opposite such Lender's name on Schedule I hereto.

         C. The parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

         NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

                                   Article 1

                                   DEFINITIONS

         As used in this Agreement, unless otherwise specified, all references to "Sections" shall be deemed to refer to Sections of this Agreement, and the following terms shall have the meanings set forth below:

Section 1.1 Account. "Account" means any right to payment of a monetary obligation, whether or not earned by performance, other than the Excluded Accounts. Without limiting the generality of the foregoing, the term "Account" shall further include any "account" (as that term is defined in the Uniform Commercial Code now or hereafter in effect), any accounts receivable, any "health-care-insurance receivables" (as that term is defined in the Uniform Commercial Code now or hereafter in effect), any "payment intangibles" (as that term is defined in the Uniform Commercial Code now or hereafter in effect) and all other rights to payment of every kind and description, whether or not earned by performance.

Section 1.2 Account Debtor. "Account Debtor" means any Person obligated on any Account of the Company.


Section 1.3 Affiliate. "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including, without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise. The term "Affiliate" shall include, without limitation, the Existing Subsidiaries.

Section 1.4 Agreement. "Agreement" means this Bridge Loan and Security Agreement, as it may be amended or supplemented from time to time in accordance with the terms herein, together with all attachments, exhibits, schedules, riders and addenda, all of which are incorporated herein by this reference and made a part hereof.

Section 1.5       Base Rate.  "Base Rate" means 10.0% per annum.


Section 1.6 Borrowed Money. "Borrowed Money" means, with respect to any Person, without duplication, (a) all indebtedness for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,(c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet conformity with GAAP, (d) any obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof or evidenced by a note or other instrument), (e) all Borrowed Money of others secured by (or for which the holder of such Borrowed Money has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, any property or asset owned, held or acquired by such Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) all guaranty obligations of such Person in respect of any Borrowed Money of any other person,(g) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, and (i) the Borrowed Money of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer.

Section 1.7       Bridge Loan.  "Bridge Loan" has the meaning set forth in
Section 2.1(a).


Section 1.8       Bridge Note.  "Bridge Note" has the meaning set forth in
Section 2.1(a).

Section 1.9 Business Day. "Business Day" means any day on which financial institutions are open for business in the State of New York excluding Saturdays and Sundays.

Section 1.10 Closing; Closing Date. "Closing" and "Closing Date" have the meanings set forth in Section 6.2.


Section 1.11      Collateral.  "Collateral" has the meaning set forth in
Section 4.1.


Section 1.12 Common Stock. "Common Stock" has the meaning set forth in the RECITALS hereto.


Section 1.13      Default Rate.  Default Rate means 12.0% per annum.


Section 1.14 Event of Default. "Event of Default" and "Events of Default" have the meanings set forth in Section 9.1.

Section 1.15 Excluded Accounts. "Excluded Accounts" means Accounts arising out of any of the following: (a) the sale of securities of the Company, such as stock sales, private placements and sums due in respect of the exercise of warrants, options and convertible securities; (b) the sale of state tax losses;
(c) payments due to the Company in respect of the sublease of the Company's office or warehouse space; (d) proceeds of financings or the sale of the Company's real property (and related fixtures) in West Berlin, New Jersey; (e) insurance proceeds in respect of damage or casualty to real property; and (f) such other matters that Lenders may from time to time, exercising its sole and absolute discretion and credit judgment, designate in writing as matters giving rise to Excluded Accounts. Notwithstanding the foregoing, Excluded Accounts shall in no event include any Accounts that arise directly or indirectly out of the sale of goods and services or any other sale of the Collateral.

Section 1.16 Existing Subsidiaries. "Existing Subsidiaries" means EP MEDSYSTEMS UK LTD, a New Jersey corporation, and EP MEDSYSTEMS FRANCE S.A.R.L., a New Jersey Corporation, and PROCATH CORPORATION, a New Jersey corporation.

Section 1.17 Facility. "Facility" or "Facilities" mean one or more of the manufacturing, warehousing, distribution or other facilities operated by the Company.

Section 1.18 GAAP. "GAAP" means generally accepted accounting principles applied in a consistent manner.

Section 1.19 Governmental Authority. "Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

Section 1.20 Guarantor. "Guarantor" means any Person who may from time to time guaranty, pledge assets as security for, or otherwise become obligated in respect of, the obligations of the Company under the Loan Documents, including, but not limited to, the Existing Subsidiaries.

Section 1.21 Guaranty. "Guaranty" means any guaranty of the obligations of the Company under the Loan Documents from time to time outstanding, as the same may be amended, modified, or supplemented from time to time.

Section 1.22 HIPAA. "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

Section 1.23 Inventory. "Inventory" shall mean all of the Company's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by the Company as lessor; (b) are held by the Company for sale or lease or to be furnished under a contract of service; (c) are furnished by the Company under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

Section 1.24 Lender and Lenders. "Lender" and "Lenders" have the meanings set forth in the Preamble.

Section 1.25 Lien. "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same practical effect as any of the foregoing).

Section 1.26 Loan Documents. "Loan Documents" means and includes this Agreement, the Bridge Notes, any Guaranty, the Warrants and each and every other document now or hereafter delivered by the Company or any Guarantor in connection with this Agreement, as any of them may be amended, modified, increased, renewed or restated from time to time.

Section 1.27      Maturity Date.  Maturity Date has the meaning set forth in
Section 2.2.

Section 1.28      Obligations.  "Obligations" has the meaning set forth in
Section 4.1.


Section 1.29 Permitted Liens. "Permitted Liens" means: (a) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (b) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money) , leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (c) mechanic's, workmen's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lenders' sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein); and (d) Liens and encumbrances in favor of Lender.

Section 1.30 Person. "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

Section 1.31 Warrants. "Warrants" shall mean the Warrants to be issued to the Lenders on the Closing Date, substantially in the form attached hereto as Exhibit B.

                                   Article 2

                                  BRIDGE LOANS

Section 2.1       Issuance and Terms of the Bridge Loans and the Bridge Notes.

(a) Subject to the terms and conditions herein contained, the aggregate principal amount of the loans to be made by the Lenders to the Company pursuant to this Agreement (each, a "Bridge Loan") shall be One Million and No/100 Dollars ($1,000,000.00). Each Bridge Loan shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto, which promissory note shall be deemed incorporated into and made part of this Agreement (each, a "Bridge Note").

(b) Subject to the terms and conditions herein contained, the Company hereby agrees to issue and sell the Bridge Notes to the Lenders, and the Lenders hereby severally agree to purchase the Bridge Notes from the Company, in the principal amounts and for the purchase price set forth opposite each Lender's name set forth on Schedule I hereto.

(c) The outstanding principal amount of the Bridge Loans shall accrue interest at the Base Rate from the date of issuance thereof through and including the date of repayment in full of all principal and unpaid interest on the Bridge Notes, based on a year of 360 days; provided, however, upon the occurrence and during the continuance of an Event of Default, the Bridge Loans shall accrue interest at the Default Rate.

Section 2.2 Maturity Date. Principal and interest on each Bridge Note shall be payable by the Company to the Lenders immediately upon the earliest of (a) June 30, 2003; (b) subject to Section 2.3, the time of closing of the Company's next offering and sale of equity securities as may be approved by the Company's Board of Directors (the "Securities") providing the Company with gross proceeds of at least $6 million, including the conversion of the aggregate outstanding principal amount of Bridge Notes (the "Securities Closing"); and (c) the occurrence of an Event of Default. All payments shall be made without deduction for any set-off, recoupment, counterclaim or defense that the Company now has or may have in the future.

Section 2.3 Bridge Note Conversion Mechanics. The outstanding principal of, and accrued and unpaid interest on, each Bridge Note shall be converted at the option of the Company or the Lenders, upon at least one Business Day prior written or e-mailed notice to the other, into shares of the Securities, at the time of the Securities Closing, in accordance with the following sentence. On the date of the Securities Closing, each Lender shall surrender its Bridge Note for conversion, and upon such surrender, such Lender will receive such number of shares of the Securities equal to the quotient obtained by dividing (A) the outstanding principal amount of, and accrued and unpaid interest on, its Bridge Note by (B) the price per share paid by the purchasers of the Securities.

Section 2.4 Redemption and Optional Conversion. The Bridge Notes may be redeemed by the Company at any time prior to the Maturity Date, in whole but not in part, without payment of penalty or premium, by payment of the unpaid principal amount of the Bridge Notes, plus the amount of all accrued and unpaid interest thereon in cash to the Lenders; provided, however, the Company must provide notice to each Lender not less than fifteen (15) days prior to effecting such redemption. In the interim between the provision of such notice and the Company effecting the redemption, each Lender may convert the outstanding principal amount and all accrued and unpaid interest on its Bridge Note, in whole but not in part, into Common Stock at a price per share equal to the lower of (i) the Exercise Price (as defined in the Warrants) or (ii) Current Weighted Market Price (as defined in the Warrants).

Section 2.5 Maturity Date Conversion. If no offering and sale of equity securities of the Company approved by the Company's Board of Directors occurs on or prior to the Maturity Date, then the Lenders shall have the right to convert, on the Maturity Date, the outstanding principal amount of, and all accrued and unpaid interest on, the Bridge Notes, in whole but not in part, into shares of the Company's Common Stock, at a price per share equal to the lower of (i) the Exercise Price (as defined in the Warrants) or (ii) the Current Weighted Market Price (as defined in the Warrants) on the Maturity Date. If the Lenders exercise such right, the Bridge Notes will be deemed to be paid in full on the Maturity Date.

Section 2.6 Conversion Upon Closing of Other Securities Offerings. If, prior to Maturity Date, an offering and sale of equity securities of the Company occurs which does not meet the requirements of a Securities Offering (as defined herein), the Lenders shall have the right to convert, on the closing date of such offering and sale, the outstanding principal amount of, and all accrued and unpaid interest on, the Bridge Notes, in whole but not in part, into shares of the Company's Common Stock, at a price per share equal to the lower of (i) the Exercise Price (as defined in the Warrants) or (ii) the price per share of Common Stock paid by the investors in such offering. If the Lenders exercise such right, the Bridge Notes will be deemed paid in full on the closing date of such offering and sale.

Section 2.7 Issuance of Warrants. Subject to the terms and conditions hereof, the Company agrees to issue the Warrants to the Lenders on the Closing Date as described on Schedule I.

                                   Article 3

                  REPRESENTATIONS AND WARRANTIES OF THE LENDERS

         Each Lender hereby represents and warrants that:

Section 3.1 Authorization. Such Lender has full power and authority to enter into this Agreement and purchase the Bridge Note to be purchased by it hereunder, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, or
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.2 Purchase Entirely for Own Account. This Agreement is made with such Lender in reliance upon such Lender's representations to the Company, which by such Lender's execution of this Agreement, such Lender hereby confirms that the Bridge Note to be purchased by it hereunder and the Warrant to be received by it pursuant to the terms hereof will be acquired for investment for such Lender's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Bridge Note or such Warrant.

Section 3.3 Investment Experience. Such Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in a Bridge Note and securities of the Company. Such Lender also represents it has not been organized for the purpose of acquiring the Bridge Note or the Warrants.

Section 3.4 Accredited Investor. Such Lender is an "accredited investor within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

Section 3.5 Restricted Securities. Such Lender understands that the Bridge Note it is purchasing, the Warrant it receives and the Securities it will purchase upon conversion of the Bridge Note are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Such Lender further represents that it is familiar with Rule 144 promulgated under the Securities Act ("SEC Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.6 Further Limitations on Disposition. In addition to, and without limiting any of the representations set forth herein, such Lender further agrees not to make any disposition of all or any portion of the Bridge Note to be purchased by it hereunder unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Article III; provided that:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (A) such Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of the Bridge Note or such Warrant, as the case may be, under the Securities Act.

(c) Notwithstanding the provisions of Sections 3.6(a) and (b) hereof, no such registration statement or opinion of counsel shall be necessary for a transfer by a Lender that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Lender hereunder.

Section 3.7 Legends. It is understood that the Bridge Notes and the Warrants may bear one or all of the following legends:


(a) "This security has not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities law of any state and may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required."

(b) Any legend required by the laws of any State.

Section 3.8 Removal of Legends. Any legend endorsed on a certificate evidencing a Bridge Note shall be removed, and the Company shall issue a new Bridge Note without such legend to the holder of the Bridge Note, if the Bridge Note is being disposed of pursuant to a registration under the Securities Act or pursuant to SEC Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of the Bridge Note may be made without such registration.

                                   Article 4

                                   COLLATERAL

Section 4.1 Generally. As security for the payment of all liabilities of the Company to the Lenders, including, without limitation: (a) indebtedness evidenced under the Bridge Note, repayment of the Bridge Loans, and all other liabilities and obligations of every kind or nature whatsoever of the Company to the Lenders, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including but not limited to, any extensions, modifications, substitutions, increases and renewals thereof, (b) the payment of all amounts advanced by any Lender to preserve, protect, defend, and enforce its rights under this Agreement and in the following property in accordance with the terms of this Agreement, and (c) the payment of all expenses incurred by any Lender in connection therewith (collectively, the "Obligations"), the Company hereby assigns and grants to the Lenders a continuing first priority Lien on and security interest in, upon, and to the following property whether now owned or hereafter acquired or arising (the "Collateral"; unless otherwise defined in this Agreement, all terms used in the following subparagraphs shall have the meanings given them in the Uniform Commercial Code as now or hereafter in effect):

(a) All of the Company's Accounts, and all of the Company's money, contract rights, chattel paper, documents, deposit accounts, securities, investment property and instruments with respect thereto, and all of the Company's rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

(b) To the extent not listed above, all of the Company's money, securities, investment property, deposit accounts, instruments and other property and the proceeds thereof in respect of the Accounts that are now or hereafter held or received by, in transit to, in possession of, or under the control of any Lender or a bailee or Affiliate of any Lender, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(c) To the extent not listed above, all of the Company's now owned or hereafter acquired deposit accounts into which Accounts or the proceeds of Accounts are deposited;

(d) All of the Company's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

(e) All of the Company's general intangibles (including, but not limited to, payment intangibles) and other property of every kind and description with respect to, evidencing or relating to its Accounts, including, but not limited to, all existing and future customer lists, chooses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

(f) All of the Company's now owned or hereafter acquired Inventory;

(g) All of the Company's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof (collectively, "Equipment"); and

(h) To the extent not listed above as original collateral, the proceeds (including, without limitation, insurance proceeds) and products of all of the foregoing.

Section 4.2 Lien Documents. At Closing and thereafter as the Lenders deem necessary in their sole discretion, the Company shall execute and deliver to the Lenders, or have executed and delivered (all in form and substance satisfactory to the Lenders in their sole discretion) any agreements, documents, instruments, and writings deemed necessary by any Lender or as the Lenders may otherwise request from time to time in their sole discretion to evidence, perfect, or protect any Lender's Lien and security interest in the Collateral required under this Agreement. The Company hereby authorizes each Lender to file one or more financing statements and amendments thereto describing the Collateral and describing any agricultural liens or other statutory liens held by Lender, and providing any other notices deemed necessary by each Lender.

Section 4.3 Collateral Administration. All Collateral (except deposit accounts) shall at all times be kept by the Company at its principal offices(s) as set forth on Schedule 5.24 and shall not be moved from such locations without (i) providing prior written notice to the Lenders in accordance with Section 10.4, and (ii) obtaining the prior written consent of each Lender, which consent shall not be unreasonably withheld.

Section 4.4 Accounts Records. The Company shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to the Lenders on such periodic basis as the Lenders shall request, a sales and collections report for the preceding period, in form satisfactory to the Lenders.

Section 4.5 Searches. Before Closing, and thereafter (as and when determined by any Lender in its sole discretion), such Lender will perform the searches described in clauses (a), (b) and (c) below against the Company (the results of which are to be consistent with the Company's representations and warranties under this Agreement), all at the Company's expense:

(a) Uniform Commercial Code searches with the Secretary of State and local filing offices of each jurisdiction where the Company maintains its executive offices, a place of business, or assets and the jurisdiction in which the Company is organized;

(b) Judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and

(c) Searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the Company and the exact legal name under which the Company is organized.

Section 4.6 Power of Attorney. Each of the officers or managing members of each Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for the Company (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of the Company upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to the Company and constitute collections on the Company's Accounts; (b) execute in the name of the Company any financing statements, schedules, assignments, instruments, documents, and statements that the Company is obligated to give any Lender under this Agreement; (c) following the occurrence of an Event of Default, do such acts and deeds in the name of the Company that the Lenders may deem necessary or desirable to enforce any Account or other Collateral; and (d) do such other and further acts and deeds in the name of the Company that the Lenders may deem necessary or desirable to perfect each Lender's security interest or Lien in any Collateral.

                                   Article 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Lender, and shall be deemed to represent and warrant on each day on which any Obligations shall be outstanding under this Agreement, that:

Section 5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to Conduct its business as now conducted. Each subsidiary as referred to in the SEC Reports (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's and the subsidiaries' business, properties, assets, operations or condition (financial or otherwise), taken as a whole.

Section 5.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and each other Loan Document and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, and each other Loan Document have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Company and constitutes (and, when executed and delivered against payment therefor as contemplated herein, each other Loan Document will constitute) the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

Section 5.3 No Conflict with Law or Documents. The execution, delivery and performance of this Agreement or any Loan Document Agreement by the Company, the issuance of the Bridge Notes and the Warrants, the issuance of the Common Stock upon exercise of the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company and, do not and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding stock of the Company under its Amended and Restated Certificate of Incorporation or By-Laws, or any material indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under any such indenture, mortgage, lease, agreement or other instrument as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries' business, properties, assets, operations or condition (financial or otherwise) taken as a whole).

Section 5.4       Capital Stock of the Company.

(a) The authorized capital stock of the Company consists of: (i) 5,000,000 shares of preferred stock of the Company, no par value per share, of which 373,779 shares are issued and outstanding; and (ii) 25,000,000 shares of Common Stock, no par value, $.001 stated value per share, of which 15,098,736 shares are issued and outstanding and all such outstanding shares are validly issued, fully paid and nonassessable; (iii) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Long Term Incentive Plan; (iv) 540,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Director Option Plan; and (v) 600,000 shares of Common Stock reserved for issuance pursuant to the Company's 2002 Directors Plan. With respect to the 1995 Long Term Incentive Plan, the 1995 Director Option Plan, the 2002 Directors Plan and other non-plan stock options and warrants, an aggregate of 2,911,129 options and warrants have been granted or issued and are outstanding as of December 30, 2002.

(b) There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Amended and Restated Certificate of Incorporation or By-Laws of the Company or by agreement or otherwise. Except as set forth in this Section 5.4, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for such shares.

Section 5.5 Valid Issuance of the Warrants. The Warrants when issued, sold and delivered to each Lender in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable. There are no New Jersey state or city taxes, fees or other charges payable in connection with the execution or delivery of the Loan Documents or the Warrants.

Section 5.6 Consents and Approvals. Except for filings under Federal and applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority or other person, not made or obtained, is required in connection with the execution or delivery of this Agreement or any Loan Document by the Company, the offer, issuance, sale or delivery of the Bridge Notes and the Warrants or the carrying out by the Company of the other transactions contemplated hereby. The issuance and sale by the Company of the Bridge Notes and the Warrants as contemplated hereby will not require compliance with the notification or other requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, nor require any action by or approval of the Company's shareholders as such or of any other individual or entity which has not already been obtained.

Section 5.7 Private Offering. Assuming the accuracy of the Lenders' representations and warranties contained in Article III, the offer, issuance and delivery to the Lenders' pursuant to the terms of this Agreement of the Bridge Notes and the Warrants and, assuming compliance by the Lenders with the terms of this Agreement and applicable law, Bridge Notes and the Warrants, are exempt from registration under the Securities Act.

Section 5.8 Certificate of Incorporation and By-Laws. The copies of the Company's Amended and Restated Certificate of Incorporation and By-Laws, as amended, in the form delivered to the Lenders are true and correct copies of such documents and are in full force and effect.

Section 5.9 SEC Filings. The Company has delivered to the Lenders, or has made available, prior to the date hereof true and correct copies of (i) its Annual Report on Form l0-KSB for its year ended December 31, 2001 and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30 and September 30, 2002 and (ii) all other reports and documents filed with the Securities and Exchange Commission (the "SEC") since January 1, 2002. All documents described in this Section 5.9 are hereinafter referred to as the "SEC Reports." The Company has made all filings required to be made by it under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the securities laws of any state, and any rules and regulations promulgated thereunder. The Company's reports and other documents filed with the SEC pursuant to the Exchange Act conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made. not misleading.

Section 5.10 Litigation. Except as set forth in the SEC Reports, there is no pending or, to the knowledge of the Company, threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby, or affecting in any material adverse respect the Company and its subsidiaries, taken as a whole.

Section 5.11 Compliance with Laws. The Company and each subsidiary is in compliance with all laws, ordinances, rules and regulations of governmental authorities applicable to or affecting it, its properties or its business, except where non-compliance would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, and neither the Company nor any subsidiary has received written notice of any claimed default with respect to such laws, ordinances, rules and regulations.

Section 5.12      Patents. Trademarks. Proprietary Rights.

(a) To the Company's knowledge, each of the Company and its subsidiaries owns or has the right to use all of the Intellectual Property Rights (as defined below), except where such failure would not have a material adverse effect on the business, properties or assets of the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means all patents, copyrights, trademarks, service marks, trade names, permits, trade secrets, computer programs, software designs and related materials and other intellectual property that are used by the Company or a subsidiary and are material to the conduct of the Company's or a subsidiary's business.

(b) To the Company's knowledge, the Company's and each subsidiary's use and enjoyment of the Intellectual Property Rights do not violate any license or conflict with or infringe the intellectual property rights of others in a manner which would materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

Section 5.13 Insurance. All the insurable properties of the Company and the subsidiaries are insured for the benefit of the Company and its subsidiaries against all risks usually insured against by persons operating similar properties in the locality where such properties are located under valid and enforceable policies issued by insurance companies of recognized responsibility in reasonably sufficient amounts.

Section 5.14 Use of Proceeds. The proceeds from the sale of the Bridge Notes will be used by the Company for working capital purposes including research and development expenses.

Section 5.15      Environmental Compliance.

(a) Neither the Company nor any of its subsidiaries has generated, stored, treated, discharged or disposed of any hazardous substances or hazardous waste in violation of any applicable law or regulation, nor is the Company or any of its subsidiaries aware of any allegations that any such violations have occurred. Neither the Company nor any of its subsidiaries is aware of any claims, investigations, litigation or administrative proceedings, whether actual or threatened, against the Company or any of its subsidiaries relating to any environmental contamination of any property owned, used or leased by any of them or arising out of any alleged violation of any environmental law or regulation.

(b) To the Company's knowledge, none of the real property owned and/or occupied by the Company or any of its subsidiaries has ever been used by previous owners and/or operators to generate, manufacture, refine, transport, treat, store, handle or dispose of "Hazardous Substances" or "Hazardous wastes," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., or applicable state and local laws, or any regulations issued under any such laws.

Section 5.16 Third Party Consents: Business Not in Violation. The Company has obtained from third parties all consents necessary to consummate the transactions contemplated hereby and by the other Loan Documents. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations or potential violations which either individually or in the aggregate do not and will not have a material adverse effect on the Company and the subsidiaries business, properties, assets, operations or condition (financial or otherwise) taken as a whole.

Section 5.17 Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 5.18 Permits. Each of the Company and its subsidiaries possesses all franchises, certificates, licenses, authorizations and permits or similar authority necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have a material adverse effect on the Company or its subsidiaries, or their businesses, properties, assets, operations or condition (financial or otherwise) taken as a whole ("Material Permits"), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section 5.19 Financial Condition. The financial statements of the Company which have been delivered to the Lenders fairly present the financial condition of the Company and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of the Company as of the dates of such financial statements which are not reflected in such financial statements or in the notes to such financial statements. There has been no adverse change in the business, properties, condition (financial or otherwise) or operations (current or prospective) of the Company since the date of the last financial statement delivered to the Lenders.

Section 5.20 No Default. The Company is not in default under or with respect to any obligation in any respect which could be materially adverse to its business, operations, property or financial condition, or which could adversely affect the ability of the Company to perform its obligations under the Loan Documents. No Event of Default or event that, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

Section 5.21 Title to Properties. The Company has good, marketable and indefeasible title to, rights in and the power to transfer its properties and assets, including the Collateral and the properties and assets reflected in the financial statements described in Section 5.19, subject to no Lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. The Company has not agreed or consented to cause any of its properties or assets whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any Lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens. All of the Collateral, and all other property and assets of the Company that are necessary to the conduct of the Company's business, is owned by the Company or the rights to same are held by the Company in its name, and none of the Collateral, or any such property or assets are owned or the rights thereto held in the name of any other entity.

Section 5.22 Taxes. The Company has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date of this Agreement. All tax liabilities of the Company are adequately provided for on the Company's books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against the Company for taxes in excess of those already paid.

Section 5.23 Securities and Banking Laws and Regulations. The use of the proceeds of the Bridge Loans and the Company's issuance of the Bridge Notes will not directly or indirectly violate or result in a violation of the Securities Act, or the Exchange Act, or any regulations issued pursuant thereto, including without limitation Regulations U, T or X of the Board of Governors of the Federal Reserve System. The Company is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

Section 5.24 Places of Business. As of the Closing Date, the only places of business of the Company, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 5.24. Schedule 5.24 also lists the owner of record of each such property. The Company's Chief Executive Office is located in the state and at the address shown in Schedule 5.24.

Section 5.25 Material Facts. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to the Lenders by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Agreement or other Loan Document not misleading. There is no fact known to the Company that adversely affects or in the future may adversely affect the business, operations, affairs or financial condition of the Company, or any of its properties or assets.

Section 5.26 Investments, Guarantees, and Certain Contracts. The Company does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person, except to Anthony Varrichio and William Winstrom, with respect to the loan, and the mortgage securing, the Company's real property in West Berlin, New Jersey and, as described in the SEC Reports. The Company is not a party to any contract or agreement, or subject to any corporate restriction, which adversely affects its business.

Section 5.27 Names. Within five years before the date of this Agreement, the Company has not conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on Schedule 5.24. The Company is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are the Company's sales, business, and invoices. Each trade name of the Company represents a division or trading style of the Company and not a separate Person or independent Affiliate.

Section 5.28 Accounts. Each Lender may rely, on all statements and representations made by the Company with respect to any Account or Accounts. Unless otherwise indicated in writing to the Lenders, with respect to each Account, the Company represents that:

(a) The Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) The Account arises out of a completed, bona fide sale and delivery of goods or rendition of services by the Company in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between the Company and the Account Debtor;

(c) The Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of services, a copy of which has been furnished or is available to the Lenders;

(d) The Account, and each Lender's security interest in such Account, is not, and will not (by voluntary act or omission by the Company), be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to the Company and is not contingent in any respect or for any reason;

(e) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to the Lenders with respect thereto;

(f) To the best of the Company's knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

(g) To the best of the Company's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

(h) The Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account is properly payable directly to the Company; and

(i) The Company has obtained and currently has all licenses, permits and authorizations that are necessary in the generation of such Accounts.

(j) The sale of goods and services giving rise to the Account have been delivered and completed by the Company (with no ongoing service or other ongoing obligations of the Company other than fulfillment of the Company's standard warranties) and the Account is not part of a "progressive billing" arrangement.

Section 5.29 Solvency. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement, the Company (a) owns property whose fair saleable value is greater than the amount required to pay all of the Company's Indebtedness (including contingent debts), (b) was and is able to pay all of its Indebtedness as such Indebtedness matures, and (c) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it about to engage. For purposes of this Agreement, the term "Indebtedness" means, without duplication (x) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as of the date on which Indebtedness is to be determined, (y) all obligations of any other person or entity which the Company has guaranteed, and (z) the Obligations.

Section 5.30 FDA Compliance. Without limiting the generality of Section 5.11 or any other provision hereof, the Company (a) has cured all deficiencies, violations and failures detailed in the letter dated July 10, 2001 from the Food and Drug Administration ("FDA") to the Company and all subsequent correspondence from the FDA related thereto, (b) is not aware of any facts, events or circumstances that, with the giving of notice or the passage of time, or both, could cause the Company to fail to be in compliance with all matters raised by the FDA in such July 10, 2001 letter, (c) the Company has received no further notices of deficiencies, violations or failures from the FDA, and (d) no customer of the Company has threatened or asserted any right of offset, recoupment or other defense to its payment obligations to the Company by reason of the matters cited by the FDA in the letter dated July 10, 2001.

Section 5.31 Reports. The Company has timely filed or caused to be timely filed, all cost reports and other reports of every kind whatsoever required by law or by written or oral contracts or otherwise to have been filed or made with respect to the Company, the Collateral and the Company's products and services. Except as disclosed in the SEC Reports, there are no claims, actions or appeals pending (and the Company has not filed any claims or reports which should result in any such claims, actions or appeals) before any commission, board, agency or other Governmental Authority, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board, the Administrator of the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration) or the Food and Drug Administration, with respect to the Company, its products or services, or any state or federal reports or claims filed by the Company, or any disallowance or assertion of a violation, failure or deficiency by any commission, board, agency or other Governmental Authority in connection with any audit of such reports. Except as disclosed in the SEC Reports, no validation review, program integrity review or other review, inspection or investigation related to the Company, its products or services or the consummation of the transactions contemplated herein, or related to the Facility or the Collateral, have been conducted by any commission, board, agency or other Governmental Authority, and to the knowledge of the Company, no such reviews, inspections or investigations are scheduled, pending or threatened against or affecting the Company, its products or services, any of the providers, or any of the Facility or the Collateral, or the consummation of the transactions contemplated hereby.

Section 5.32 Compliance With Health Care Laws. Except as disclosed in the SEC Reports, without limiting the generality of Section 5.11 or any other representation or warranty made herein, to the Company's knowledge, the Facility, and each of its licensed employees and contractors (other than contracted agencies) in the exercise of their respective duties on behalf of the Facility, and the Company's products and services, are in compliance with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority pertaining to or in any way governing the Company, the Facilities and the Company's products and services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, Section 1877, 42 U.S.C Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute" (collectively, "Healthcare Laws")). Except as disclosed in the SEC Reports, the Company has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the knowledge of the Company, there are no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. Except as disclosed in the SEC Reports, the Company and its Affiliates and the owners of the facilities and other businesses managed by the Company or its Affiliates have such permits, licenses, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities as are necessary under applicable law to own their respective properties and to conduct their respective business and sell their respective products and services (including without limitation such permits as are required under such federal, state and other health care laws, and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto), and with respect to those facilities and other businesses that participate in Medicare and/or Medicaid, to receive reimbursement under Medicare and Medicaid. Except as disclosed in the SEC Reports, to the Company's knowledge, there currently exist no material restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to federal and state certifications or licensure.

Section 5.33 HIPAA Compliance. To the extent that and for so long as the Company is a "covered entity" within the meaning of HIPAA, the Company (i) has undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of the Company to be HIPAA Compliant (as defined below); (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA Compliance Plan"); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that the Company is or becomes HIPAA Compliant. For purposes hereof, "HIPAA Compliant" shall mean that the Company (x) is or will be in compliance with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA Compliance Date") and (y) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect the Company's business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by the Company of the then effective provisions of HIPAA.

                                   Article 6

                        CLOSING AND CONDITIONS OF LENDING

Section 6.1 Conditions Precedent to Agreement. The obligation of each Lender to make a Bridge Loan is subject to the following conditions precedent:

(a) The Lenders shall have received one (1) original of this Agreement, any Guaranty and all other Loan Documents required to be executed and delivered at or before Closing, executed by the Company.

(b) Each Lender shall have received all searches required by Section 4.5.

(c) The Company shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

(d) There shall have occurred and be continuing no Event of Default and no event that, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

(e) Lenders shall have received copies of all board of directors resolutions, consents of members and managers and consents of partners of the Company, and other action taken by the Company to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Bridge Loan under the Loan Documents, as well as the names and signatures of the officers of, members and managers of and partners of the Company authorized to execute documents on its behalf in connection with the transactions contemplated hereby, all as also certified as of the date of this Agreement by the Company's chief financial officer, or equivalent, and such other papers as Lender may require.

(f) Each Lender shall have received (i) copies, certified as true, correct and complete by the applicable state of organization of the Company, of the certificate of incorporation, certificate of formation or certificate of limited liability partnership of the Company, with any amendments to any of the foregoing, (ii) copies, certified as true, correct and complete by an authorized officer, member or partner of the Company, of all other documents necessary for performance of the obligations of the Company under this Agreement and the other Loan Documents, and (iii) certificates of good standing for the Company issued by the state of organization of the Company and Guarantor and by each state in which the Company is doing and currently intends to do business for which qualification is required.

(g) The Company shall have delivered to each Lender reports and lists satisfactory to the Lender in their sole discretion, with respect to the value and nature of any property which is Collateral, including, without limitation, the Accounts, the Inventory and the Equipment.

(h) Each Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered under this Agreement, or with respect to the Collateral, such additional information as may be reasonably requested by a Lender.

(i) The representations and warranties on the part of the Company contained in
Article V of this Agreement shall be true and correct in all respects (except to the extent that such representations and warranties expressly relate solely to an earlier date).

(j) No adverse change in the condition (financial or otherwise), properties, business, or operations of the Company shall have occurred and be continuing with respect to the Company since the date of this Agreement.

(k) The Company shall have duly authorized and issued the Warrants and shall have executed and delivered the Warrants to each Lender.

Section 6.2 Closing. Subject to the conditions of this Article VI, the Bridge Loans shall be made on the date as is mutually agreed by the parties (the "Closing Date"), at such time as may be mutually agreeable to the parties upon the execution of this Agreement (the "Closing") and at such place as may be requested by the Lenders.

Section 6.3 Waiver of Rights. By completing the Closing under this Agreement, neither Lender waives a breach of any representation or warranty of the Company under this Agreement or under any other Loan Document, and all of each Lender's claims and rights resulting from any breach or misrepresentation by the Company are specifically reserved the Lenders.

                                   Article 7

                              AFFIRMATIVE COVENANTS

Section 7.1       Maintenance of Existence.

(a) The Company shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

(b) The Company shall not change its name unless each of the following conditions is satisfied: (i) each Lender shall have received not less than thirty (30) days prior written notice from the Company of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) each Lender shall have received a copy of the amendment to the Certificate of Incorporation of the Company providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of the Company as soon as it is available.

(c) The Company shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless each Lender shall have received not less than thirty (30) days' prior written notice from the Company of such proposed change, which notice shall set forth such information with respect thereto as the Lenders may require and the Lender shall have received such agreements as each Lender may reasonably require in connection therewith. The Company shall not change its type of organization, jurisdiction of organization or other legal structure.

Section 7.2 New Collateral Locations. The Company may only open any new location within the continental United States provided the Company (a) gives Lender thirty (30) days prior written notice from Borrower of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to each Lender such agreements, documents, and instruments as Lender may deem necessary or desirable to protect its interests in the Collateral at such location.

Section 7.3 Insurance. The Company shall, and shall cause any of its subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to the Lenders as to form, amount and insurer. The Company shall furnish certificates, policies or endorsements to the Lenders as the Lenders shall require as proof of such insurance, and, if the Company fails to do so, each Lender is authorized, but not required, to obtain such insurance at the expense of the Company. All policies shall provide for at least thirty (30) days prior written notice to Lenders of any cancellation or reduction of coverage and that each Lender may act as attorney for the Company in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. The Company shall cause each Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and the Company shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such Lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to each Lender as its interests may appear and further specify that each Lender shall be paid regardless of any act or omission by the Company or any of its Affiliates. At its option, each Lender may apply any insurance proceeds received by such Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

Section 7.4 Inventory Covenants. With respect to the Inventory: (a) the Company shall at all times maintain inventory records reasonably satisfactory to the Lenders, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Company's cost therefor and daily withdrawals therefrom and additions thereto; (b) the Company shall conduct a physical count of the Inventory at any time or times as a Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply each Lender with a report in the form and with such specificity as may be reasonably satisfactory to each Lender concerning such physical count;
(c) the Company shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of the Lenders, except for sales of Inventory in the ordinary course of the Company's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to the Company which is in transit to the locations set forth or permitted herein; (d) the Company shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (e) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (f) the Company assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) the Company shall keep the Inventory in good and marketable condition.

Section 7.5 Equipment Covenants. With respect to the Equipment: (a) the Company shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) the Company shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in the Company's business and not for personal, family, household or farming use; (d) the Company shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of the Company or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of the Company in the ordinary course of business; (e) the Equipment is now and shall remain personal property and the Company shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) the Company assumes all responsibility and liability arising from the use of the Equipment.

Section 7.6 Financing Statements. The Company shall provide to each Lender evidence satisfactory to each Lender as to the due recording of termination statements, releases of collateral, and Forms UCC-3, and shall cause to be recorded financing statements on Form UCC-1, duly executed by the Company and each Lender, in all places necessary to release all existing security interests and other Liens in the Collateral (other than as permitted by this Agreement) and to perfect and protect each Lender's first priority Lien and security interest in the Collateral, as the Lenders may request.

Section 7.7 Further Assurances. At the request of any Lender at any time and from time to time, the Company shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents.

                                   Article 8

                               NEGATIVE COVENANTS

         The Company covenants and agrees that until payment in full of the Bridge Notes and performance of all other obligations of the Company under the Loan Documents:

Section 8.1 Borrowing. The Company will not create, incur or assume any liability for Borrowed Money except: (a) indebtedness to a Lender; (b) borrowings incurred in the ordinary course of its business and not exceeding $100,000.00 in the aggregate outstanding at any one time; (c) indebtedness secured by Permitted Liens; (d) any financing secured solely by the Company's real property in West Berlin, New Jersey provided that such financing does not exceed $750,000 in principal amount and provides for a maturity date of no earlier than that date which is one year after the latest expiration date of this Agreement; and (e) any refinancing of the Company's outstanding indebtedness to Medtronic which increases the principal amount of such indebtedness by not more than the amount of accrued and unpaid interest thereon, which indebtedness, in any event, shall not exceed $4 million in the aggregate.

Section 8.2 No Liens and Encumbrances; No Disposition of the Collateral. Neither Lender authorizes, and the Company agrees not to: (a) create, incur or assume any mortgage, pledge, Lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of its Collateral, whether now owned or hereafter acquired, except for Permitted Liens; (b) make any sale or leases of any of the Collateral (except in the ordinary course of its business); or (c) license any of the Collateral.

Section 8.3 Sale and Leaseback. The Company will not, directly or indirectly, enter into any arrangement whereby the Company sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without prior written notice to and the prior written consent of the Lenders, which consent shall not be unreasonably withheld.

Section 8.4 Contingent Liabilities. The Company will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 8.5 Subsidiaries. The Company will not form any subsidiary (other than the Existing Subsidiaries), or make any investment in or any loan in the nature of an investment to, any other Person (other than investments already existing in the Existing Subsidiaries).

Section 8.6 Contracts and Agreements. The Company will not become or be a party to any contract or agreement which would breach this Agreement, or breach any other instrument, agreement, or document to which the Company is a party or by which it is or may be bound.

Section 8.7 Certain Fundamental Changes. The Company will not, without providing the Lenders with thirty (30) days' prior written notice, change the state of its formation or change its legal name.

                                   Article 9

                                EVENTS OF DEFAULT

Section 9.1 Events of Default. Each of the following (individually, an "Event of Default" and collectively, the "Events of Default") shall constitute an event of default under this Agreement:

(a) A default in the payment of any principal of, or interest upon, any Bridge Note when due and payable, whether at maturity or otherwise, which default or breach, as applicable, shall have continued unremedied for a period of five (5) days after written notice of the default or breach from any Lender to the Company;

(b) A default in the due observance or performance by the Company of the other Obligations or any other term, covenant or agreement contained in any of the Loan Documents, which default shall have continued unremedied for a period of fifteen (15) days after written notice of the default from any Lender to the Company;

(c) Any representation or warranty made by the Company in this Agreement or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered in connection with this Agreement or the other Loan Documents proves to have been incorrect or misleading in any material respect when made;

(d) Any obligation of the Company (other than its Obligations under this Agreement) for the payment of Borrowed Money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that after expiration of any applicable grace period remains uncured;

(e) The Company makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by the Company;

(f) The Company or any Guarantor (i) files a petition in bankruptcy, (ii) is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property,
(iii) commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such proceeding is commenced against the Company or any Guarantor and such proceeding remains undismissed for a period of sixty (60) days, (iv) by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for the Company or Guarantor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, or (v) admits in writing its inability to pay its debts as they become due;

(g) One or more (i) final judgments against the Company or attachments against its property in each case, obligating the Company to pay in excess of $100,000 in the aggregate, shall be rendered by a court, arbitrator, arbitration panel, mediator or any individual(s) or entity with the authority to issue binding judgments against the Company or (ii) final settlements by or on behalf of the Company of any pending litigation, arbitration or other claim or otherwise disputed matter, which obligate the Company to pay in excess of $100,000 in the aggregate and which are not otherwise fully covered by insurance with respect to the amount in excess of $100,000, shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) days;

(h) There shall occur any uninsured damage to or loss, theft or destruction of any portion of the tangible Collateral that exceeds $500,000 in the aggregate;

(i) The Company ceases any material portion of its business operations as currently conducted, it being acknowledged and agreed that closing of its Existing Subsidiaries at any time hereafter shall not be deemed to be a ceasing of a material portion of its business;

(j) Any indication or evidence is received by any Lender that the Company may have directly or indirectly been engaged in any type of activity which, in a Lender's discretion, may result in the forfeiture of any property of the Company to any Governmental Authority, which default shall have continued unremedied for a period of sixty (60) days after written notice from Lender;

(k) The Company or any Affiliate of the Company, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any Lien granted to any Lender;

(l) The Company shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral; or

(m) There shall occur a material adverse change in the financial condition or business prospects of the Company, or if a Lender in good faith deems itself insecure as a result of acts or events bearing upon the financial condition of the Company or the repayment of the Bridge Notes, which default shall have continued unremedied for a period of twenty (20) days after written notice from Lender.

Section 9.2 Acceleration. Upon the occurrence of any of the foregoing Events of Default, the Obligations under the Bridge Notes shall become and be immediately due and payable upon declaration to that effect delivered by a Lender to the Company.

Section 9.3       Remedies.

(a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Loan Documents, each Lender, in addition to all other rights, options, and remedies granted to the Lenders under this Agreement or at law or in equity, may take any of the following steps (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

(i) Exercise all other rights granted to it under this Agreement and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and

(ii) Exercise all rights and remedies under all Loan Documents now or hereafter in effect, including but not limited to:

(A) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

(B) The right to (by its own means or with judicial assistance) enter any of the Company's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (C) below, without any liability for rent, storage, utilities, or other sums, and the Company shall not resist or interfere with such action;

(C) The right to require the Company at the Company's expense to assemble all or any part of the Collateral and make it available to each Lender at any place designated by the Lenders; and

(D) The right to enforce the Company's rights against Account Debtors and other obligors, including, but not limited to, the right to collect Accounts directly in Lender's own name and to charge the collection costs and expenses, including attorneys' fees, to the Company.

(b) The Company agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by the Lenders without prior notice to the Company. At any sale or disposition of Collateral, Lenders may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by the Company, which right is hereby waived and released. The Company covenants and agrees not to interfere with or impose any obstacle to any Lender's exercise of its rights and remedies with respect to the Collateral. Lenders shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lenders may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lenders may sell the Collateral without giving any warranties as to the Collateral. Lenders may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If any Lender sells any of the Collateral upon credit, the Company will be credited only with payments actually made to the Lenders, received by Lenders and applied to the indebtedness of the Lenders. In the event the Lenders fail to pay for the Collateral, Lenders may resell the Collateral, and the Company shall be credited with the proceeds of the sale.

(c) Neither Lender shall have any obligation to marshal any assets in favor of the Company, or against or in payment of the Bridge Notes, any of the other Obligations or any other obligation owed to a Lender by the Company or any other person.

Section 9.4 Nature of Remedies. Each Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order the liabilities and Obligations of the Company or any of its subsidiaries or Affiliates to a Lender or any Affiliate of a Lender under this Agreement or any other loan documents evidencing financings provided to the Company. All rights and remedies granted to the Lenders under this Agreement and under any agreement referred to in this Agreement, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and each Lender may proceed with any number of remedies at the same time until the Bridge Loans, and all other existing and future liabilities and obligations of the Company to the Lenders, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and each Lender, upon the occurrence of an Event of Default, may proceed against the Company, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order. All sums received from the Company and/or the Collateral in respect of the Bridge Loans may be applied by a Lender to the any other liabilities and obligations of the Company under the Loan Documents in such order of application and in such amounts as the Lenders shall deem appropriate in their sole and absolute discretion. The Company waives any right it may have to require a Lender to pursue any Person for any of the Obligations.

                                   Article 10

                                  MISCELLANEOUS

Section 10.1      Expenses and Taxes.

(a) The Company agrees to pay, whether or not the Closing occurs, a reasonable documentation preparation fee, together with actual legal, audit and appraisal fees and all other out-of-pocket charges and expenses incurred by the Lenders in connection with the negotiation, preparation, legal review and execution of each of the Loan Documents, including but not limited to UCC and judgment lien searches and UCC and other lien filings and fees for post-Closing UCC and judgment lien searches. In addition, the Company shall pay all such fees associated with any amendments, modifications and terminations to the Loan Documents following Closing.

(b) The Company also agrees to pay all out-of-pocket charges and expenses incurred by each Lender (including the fees and expenses of Lenders' counsel) in connection with the enforcement, protection or preservation of any right or claim of each Lender, the termination of this Agreement, the termination of any Liens of the Lenders on the Collateral, or the collection of any amounts due under the Loan Documents.

(c) The Company shall pay all taxes (other than taxes based upon or measured by a Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Bridge Notes and the recording of the security documents therefor. The obligations of the Company under this clause
(c) shall survive the payment of the Company's indebtedness under this Agreement and the termination of this Agreement.

Section 10.2 Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

Section 10.3 No Waiver; Cumulative Rights. No waiver by any party to this Agreement of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement, nor acceptance of partial performance or partial payment, shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement at law, in equity or otherwise.

Section 10.4 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

(a) If to the Lenders, at:

                           c/o EGS Private Healthcare Associates, LLC
                           One Lafayette Place, 2nd Floor
                           Greenwich, Connecticut  06830
                           Attention:  Abhiject Lele
                           Telephone:  (203) 422-0573
                           Telecopier:  (203) 422-0574
                           E-mail:  alele@egshealthcare.com



(b) If to the Company, at:

                           EP MedSystems, Inc.
                           575 Route 73 North - Bldg. D
                           West Berlin, New Jersey  08091-9293
                           Attention:  Reinhard Schmidt
                           Telephone:  (856) 753-8533
                           Telecopier:  (856) 753-8544
                           E-mail:  rschmidt@epmedsystems.com


If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

Section 10.5 Severability. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law.

Section 10.6 Successors and Assigns. This Agreement, the Bridge Notes, the Warrants, and the other Loan Documents shall be binding upon and inure to the benefit of the Company and each Lender and their respective successors and assigns and shall bind all Persons who become bound as a debtor to this Agreement. Notwithstanding the foregoing, the Company may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Lenders, which may be withheld in their sole discretion. Subject to the terms hereof, each Lender may sell, assign, transfer, or participate any or all of its rights or obligations under this Agreement without notice to or consent of the Company.

Section 10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

Section 10.8 Interpretation. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

Section 10.9 Survival of Terms. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection with this Agreement shall be considered to have been relied upon by each Lender and shall survive the making by each Lender of the Bridge Loans contemplated by this Agreement and the execution and delivery to each Lender of the Bridge Notes, and shall continue in full force and effect until all liabilities and obligations of the Company to the Lenders are satisfied in full.

Section 10.10 Release of Lenders. For and in consideration of the Bridge Loans, the Company, voluntarily, knowingly, unconditionally, and irrevocably, with specific and express intent, for and on behalf of itself and its agents, attorneys, heirs, successors, and assigns (collectively the "Releasing Parties") does hereby fully and completely release, acquit and forever discharge each Lender, and its successors, assigns, heirs, affiliates, subsidiaries, parent companies, principals, directors, officers, employees, shareholders and agents (hereinafter called the "Lender Parties"), and any other person, firm, business, corporation, insurer, or association which may be responsible or liable for the acts or omissions of the Lender Parties, or who may be liable for the injury or damage resulting therefrom (collectively the "Released Parties"), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) have or may have, against the Released Parties or any of them (whether directly or indirectly). The Company acknowledges that the foregoing release is a material inducement to each Lender's decision to extend to the Company the financial accommodations hereunder and has been relied upon by each Lender in agreeing to make the Bridge Loans. The foregoing release is not intended to apply to misappropriation of the Company's funds or failure to apply the Company's funds to sums due under this Agreement.

Section 10.11 Time. Whenever the Company is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of New York (or other jurisdiction where the Company is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in the Company's performance under this Agreement and all other Loan Documents.

Section 10.12 Commissions. The transactions contemplated by this Agreement was brought about by the Lenders and the Company acting as principals and without any brokers, agents, or finders being the effective procuring cause. The Company represents that it has not committed any Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on a Lender by any broker, finder, or agent or other person, the Company will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at the Company's cost and expense, including each Lender's counsel's fees. The Company further agrees that until any such claim or demand is adjudicated in a Lender's favor, the amount demanded will be deemed a liability of the Company under this Agreement, secured by the Collateral.

Section 10.13 Third Parties. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of the Company. Nothing contained in this Agreement shall be construed as a delegation to any Lender of the Company's duty of performance, including, without limitation, the Company's duties under any account or contract in which any Lender has a security interest.

Section 10.14 Discharge of the Company's Obligations. Each Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to the Company if the Company fails to do so, to: (a) obtain insurance covering any of the Collateral as required under this Agreement; (b) pay for the performance of any of the Company's obligations under this Agreement; (c) discharge taxes, Liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless the Company is in good faith with due diligence by appropriate proceedings contesting those items; and (d) pay for the maintenance and preservation of any of the Collateral. Expenses and advances shall be added to the Bridge Loans, until reimbursed to the Lenders and shall be secured by the Collateral. Any such payments and advances by a Lender shall not be construed as a waiver by a Lender of an Event of Default.

Section 10.15 Indemnity. The Company hereby indemnifies and agrees to defend (with counsel acceptable to the Lenders) and hold harmless Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense (including reasonable attorneys' fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by a Lender or in which a Lender may ever be or become involved (whether as a party, witness or otherwise) (a) arising from the Company's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Agreement, (b) arising from the breach of any of the representations or warranties contained in Article V of this Agreement, (c) by reason of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, or (d) relating to claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of the Company under this Section
10.15 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.16 Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of the Lenders with respect to any matter that is the subject of this Agreement, the other Loan Documents may be granted or withheld by the Lenders in their sole and absolute discretion, and the Lender holding the larger principal amount of a Bridge Loan made pursuant to the terms hereof shall have the right, as between the Lenders, to make all decisions on behalf of such Lenders with respect to any such approval, waiver, satisfaction or consent.

Section 10.17 Further Assurances. The Company hereby agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lenders may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Lender or any of its agents to exercise and enforce its rights and remedies under this Agreement with respect to any portion of such Collateral.

Section 10.18 Choice of Law. EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF THE LAW OF THE COMPANY'S STATE OF ORGANIZATION, THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitutes an instrument executed under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.


                                                          LENDER:

                        EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P.

                        By: EGS Private Healthcare Associates, LLC,
                              its general partner


                            By:
                               ------------------------------------------------
                                Name:    Abhijeet Lele
                                Title:   Managing Member


                        LENDER:

                        EGS PRIVATE HEALTHCARE COUNTERPART, L.P.

                        By: EGS Private Healthcare Associates, LLC,
                              its general partner

                            By:
                                ------------------------------------
                                Name:    Abhijeet Lele
                                Title:   Managing Member


                                                          THE COMPANY:

                               EP MEDSYSTEMS, INC.


                               By: __________________________________________
                                  Name:    Reinhard Schmidt
                                  Title:   President and Chief Executive Officer

                         LIST OF EXHIBITS AND SCHEDULES



Exhibit A - Form of Bridge Note

Exhibit B - Form of Warrant


Schedule I        -        Principal Amount Bridge Loans and Warrants to be
                           Issued

Schedule 5.24     -        Principal Offices; Places of Business; Record Owner;
                           Chief Executive Office; Names

                                   Schedule I



                                               Principal Amount
                                                          of      Number of
                                                 Bridge Loan       Warrants
EGS Private Healthcare Partnership, L.P.           $ 875,000         43,750

EGS Private Healthcare Counterpart, L.P.           $ 125,000          6,250
                                                   ---------  --      -----

Total:                                            $1,000,000         50,000




                                                iv

 Article 1        DEFINITIONS...................................................................................1

         Section 1.1       Account...............................................................................1

         Section 1.2       Account Debtor........................................................................1

         Section 1.3       Affiliate.............................................................................1

         Section 1.4       Agreement.............................................................................1

         Section 1.5       Base Rate.............................................................................2

         Section 1.6       Borrowed Money........................................................................2

         Section 1.7       Bridge Loan...........................................................................2

         Section 1.8       Bridge Note...........................................................................2

         Section 1.9       Business Day..........................................................................2

         Section 1.10      Closing; Closing Date.................................................................2

         Section 1.11      Collateral............................................................................2

         Section 1.12      Common Stock..........................................................................2

         Section 1.13      Default Rate..........................................................................2

         Section 1.14      Event of Default......................................................................2

         Section 1.15      Excluded Accounts.....................................................................2

         Section 1.16      Existing Subsidiaries.................................................................2

         Section 1.17      Facility..............................................................................3

         Section 1.18      GAAP..................................................................................3

         Section 1.19      Governmental Authority................................................................3

         Section 1.20      Guarantor.............................................................................3

         Section 1.21      Guaranty..............................................................................3

         Section 1.22      HIPAA.................................................................................3

         Section 1.23      Inventory.............................................................................3

         Section 1.24      Lender and Lenders....................................................................3

         Section 1.25      Lien..................................................................................3

         Section 1.26      Loan Documents........................................................................3

         Section 1.27      Maturity Date.........................................................................3

         Section 1.28      Obligations...........................................................................3

         Section 1.29      Permitted Liens.......................................................................3

         Section 1.30      Person................................................................................4

         Section 1.31      Warrants..............................................................................4

Article 2        BIDGE LOANS.....................................................................................4

         Section 2.1       Issuance and Terms of the Bridge Loans and the Bridge Notes...........................4

         Section 2.2       Maturity Date.........................................................................4

         Section 2.3       Bridge Note Conversion Mechanics......................................................4

         Section 2.4       Redemption and Optional Conversion....................................................4

         Section 2.5       Maturity Date Conversion..............................................................5

         Section 2.6       Conversion Upon Closing of Other Securities Offerings.................................5

         Section 2.7       Issuance of Warrants..................................................................5

Article 3         REPRESENTATIONS AND WARRANTIES OF THE LENDERS..................................................5

         Section 3.1       Authorization.........................................................................5

         Section 3.2       Purchase Entirely for Own Account.....................................................5

         Section 3.3       Investment Experience.................................................................5

         Section 3.4       Accredited Investor...................................................................5

         Section 3.5       Restricted Securities.................................................................6

         Section 3.6       Further Limitations on Disposition....................................................6

         Section 3.7       Legends...............................................................................6

         Section 3.8       Removal of Legends....................................................................6

Article 4         COLLATERAL.....................................................................................6

         Section 4.1       Generally.............................................................................6

         Section 4.2       Lien Documents........................................................................7

         Section 4.3       Collateral Administration.............................................................8

         Section 4.4       Accounts Records......................................................................8

         Section 4.5       Searches..............................................................................8

         Section 4.6       Power of Attorney.....................................................................8

Article 5         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................8

         Section 5.1       Organization and Good Standing........................................................8

         Section 5.2       Authorization.........................................................................9

         Section 5.3       No Conflict with Law or Documents.....................................................9

         Section 5.4       Capital Stock of the Company..........................................................9

         Section 5.5       Valid Issuance of the Warrants........................................................9

         Section 5.6       Consents and Approvals................................................................9

         Section 5.7       Private Offering.....................................................................10

         Section 5.8       Certificate of Incorporation and By-Laws.............................................10

         Section 5.9       SEC Filings..........................................................................10

         Section 5.10      Litigation...........................................................................10

         Section 5.11      Compliance with Laws.................................................................10

         Section 5.12      Patents..............................................................................10

         Section 5.13      Insurance............................................................................11

         Section 5.14      Use of Proceeds......................................................................11

         Section 5.15      Environmental Compliance.............................................................11

         Section 5.16      Third Party Consents: Business Not in Violation......................................11

         Section 5.17      Investment Company...................................................................11

         Section 5.18      Permits..............................................................................11

         Section 5.19      Financial Condition..................................................................11

         Section 5.20      No Default...........................................................................11

         Section 5.21      Title to Properties..................................................................12

         Section 5.22      Taxes................................................................................12

         Section 5.23      Securities and Banking Laws and Regulations..........................................12

         Section 5.24      Places of Business...................................................................12

         Section 5.25      Material Facts.......................................................................12

         Section 5.26      Investments, Guarantees, and Certain Contracts.......................................12

         Section 5.27      Names................................................................................12

         Section 5.28      Accounts.............................................................................13

         Section 5.29      Solvency.............................................................................13

         Section 5.30      FDA Compliance.......................................................................14

         Section 5.31      Reports..............................................................................14

         Section 5.32      Compliance With Health Care Laws.....................................................14

         Section 5.33      HIPAA Compliance.....................................................................15

Article 6         CLOSING AND CONDITIONS OF LENDING.............................................................15

         Section 6.1       Conditions Precedent to Agreement....................................................15

         Section 6.2       Closing..............................................................................16

         Section 6.3       Waiver of Rights.....................................................................16

Article 7         AFFIRMATIVE COVENANTS.........................................................................16

         Section 7.1       Maintenance of Existence.............................................................16

         Section 7.2       New Collateral Locations.............................................................17

         Section 7.3       Insurance............................................................................17

         Section 7.4       Inventory Covenants..................................................................17

         Section 7.5       Equipment Covenants..................................................................17
         Section 7.6       Financing Statements.................................................................18

         Section 7.7       Further Assurances...................................................................18

Article 8         NEGATIVE COVENANTS............................................................................18

         Section 8.1       Borrowing............................................................................18

         Section 8.2       No Liens and Encumbrances; No Disposition of the Collateral..........................18

         Section 8.3       Sale and Leaseback...................................................................18

         Section 8.4       Contingent Liabilities...............................................................18

         Section 8.5       Subsidiaries.........................................................................18

         Section 8.6       Contracts and Agreements.............................................................19

         Section 8.7       Certain Fundamental Changes..........................................................19

Article 9         EVENTS OF DEFAULT.............................................................................19

         Section 9.1       Events of Default....................................................................19

         Section 9.2       Acceleration.........................................................................20

         Section 9.3       Remedies.............................................................................20

         Section 9.4       Nature of Remedies...................................................................21

Article 10        MISCELLANEOUS.................................................................................21

         Section 10.1      Expenses and Taxes...................................................................21

         Section 10.2      Entire Agreement; Amendments.........................................................22

         Section 10.3      No Waiver; Cumulative Rights.........................................................22

         Section 10.4      Notices..............................................................................22

         Section 10.5      Severability.........................................................................23

         Section 10.6      Successors and Assigns...............................................................23

         Section 10.7      Counterparts.........................................................................23

         Section 10.8      Interpretation.......................................................................23

         Section 10.9      Survival of Terms....................................................................23

         Section 10.10     Release of Lenders...................................................................23

         Section 10.11     Time.................................................................................24

         Section 10.12     Commissions..........................................................................24

         Section 10.13     Third Parties........................................................................24

         Section 10.14     Discharge of the Company's Obligations...............................................24

         Section 10.15     Indemnity............................................................................24

         Section 10.16     Lender Approvals.....................................................................24

         Section 10.17     Further Assurances...................................................................25

         Section 10.18     Choice of Law........................................................................25


